Exhibit 99.1

FOR IMMEDIATE RELEASE

Zebra Technologies Announces Sales and Earnings Update

For the First Quarter of 2014

Lincolnshire, Ill., April 15, 2014—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced that it expects to report sales for the first quarter of 2014 in the range of $287,000,000 to $289,000,000, or 21 percent over the $236,937,000 in sales reported for the first quarter of 2013.

Earnings are expected in a range of $0.79 to $0.82 per share, up approximately 74 percent from $0.46 per share for the first quarter of 2013. Earnings for the first quarter of 2014 are expected in a range of $0.88 to $0.91 per share, excluding $0.09 per share of approximately $5,000,000 in acquisition expenses. Financial results for the first quarter of 2013 included exit, acquisition and restructuring costs of $0.04 per share. Excluding the charges in both periods, estimated earnings per share for the first quarter of 2014 are expected to increase by approximately 80 percent year over year.

“Business activity remained strong and steady throughout the quarter and across our geographic regions,” stated Anders Gustafsson, Zebra’s chief executive officer. “Our Hart Systems business, which we acquired at the end of 2013, also made a positive contribution to the quarter.”

Zebra is scheduled to report its 2014 first quarter financial results and host a conference call on May 6. Until then, the company will not be providing any additional details regarding performance for the period or any guidance.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the first quarter of 2014. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions including Hart Systems could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to the Zebra’s latest Form 10-K which is on file with the Securities and Exchange Commission.

About Zebra

A global leader respected for innovation and reliability, Zebra Technologies (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.Zebra.com.

Contact:

For Zebra Technologies
Investors:	Douglas A. Fox, CFA Vice President, Investor Relations and Treasurer +1 847 793 6735 dfox@zebra.com

Media	Robb Kristopher Director, Corporate Communications and Public Relations + 1 847 793 5514 rkristopher@zebra.com